Exhibit 2.3

Execution Version

US 4776264

SECOND AMENDMENT OF PURCHASE AND SALE AGREEMENT

This Second Amendment of Purchase and Sale Agreement (the “Amendment”) dated November 18, 2016, is made by and between Gastar Exploration Inc., a Delaware corporation (“Seller”) and Red Bluff Resources Operating, LLC, a Delaware limited liability company (“Buyer”).  Buyer and Seller are sometimes referred to herein, collectively, as the “Parties” and, individually, as a “Party.”

WHEREAS, Seller and Buyer entered into that certain Purchase and Sale Agreement dated as of October 19, 2016, (as amended by that certain First Amendment of Purchase and Sale Agreement dated November 18, 2016, and as otherwise amended, restated or supplemented from time to time, the “PSA”); and

WHEREAS, the Parties desire to amend the PSA as provided herein by executing this Amendment.

NOW, THEREFORE, for and in consideration of the mutual promises contained in this Amendment, the benefits to be derived by each party hereto, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows.

1.	Amendment to Section 3.03 of the PSA. Section 3.03 of the PSA is hereby revised by adding the following at the end of the provision:

“For the avoidance of doubt, $1,400,000 of the unadjusted Purchase Price, which equals the aggregate amount set forth in Exhibit A – Part 2 shall be deemed to be allocated to Assets constituting producing properties, and $69,600,000 of the unadjusted Purchase Price, which equals the sum of the Contingent Payment and the aggregate amount set forth in Exhibit F – Part 1 shall be deemed to be allocated to Assets constituting non-producing properties.”

2.	Amendment to Section 9.02(a) of the PSA. Section 9.02(a) of the PSA is hereby revised such that reference to “12:00 p.m. (Noon)” is hereby deleted and replaced with “5:00 p.m.”
3.	Confirmation. Except as otherwise provided herein, the provisions of the PSA shall remain in full force and effect in accordance with their respective terms following the execution of this Amendment.
4.

Amendment and Ratification.  This Amendment may be amended only by an instrument in writing executed by all Parties.  This Amendment is entered into in connection with, and supplements the terms and provisions of, the PSA.  The PSA and all other documents and instruments executed and delivered pursuant to the terms of the PSA are hereby amended so that any reference therein to the PSA shall mean a reference to the PSA as amended hereby.  Except as expressly amended and supplemented by this Amendment, each Party hereby ratifies and confirms the terms and provisions of the PSA for all purposes and agrees that the PSA, as so amended and supplemented hereby, shall continue to be legal, valid, binding and enforceable in accordance with its terms.  In the event of a conflict between the terms of this Amendment and the terms of the PSA, the terms of this Amendment shall control.

5.

Entire Agreement.  This Amendment, the PSA, the Confidentiality Agreement, and the documents to be executed pursuant hereto and thereto, and the exhibits and schedules attached hereto and thereto, constitute the entire agreement between the Parties pertaining to the subject matter hereof and thereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties pertaining to the subject matter hereof and thereof. No supplement, amendment, alteration, modification, waiver or termination of this Amendment or the PSA shall be binding unless executed in writing by the Parties and specifically referencing this Amendment and the PSA as being supplemented, amended, altered, modified, waived or terminated.

6.

Miscellaneous:  Capitalized terms used, but not defined herein, shall have the meanings given to those terms in the PSA.  Sections 15.05 (No Third Party Beneficiaries), 15.06 (Assignment), 15.07 (Governing Law), 15.09 (Notices), 15.10 (Severability), 15.11 (Counterparts) of the PSA shall apply to this Amendment as if set forth in full in this Amendment, mutatis mutandis. Unless otherwise provided, all references to “Section” are references to sections in the PSA.

Signature Pages Follow

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

SELLER

By:	GASTAR EXPLORATION INC.

By: /s/ Henry J. Hansen

Name:Henry J. Hansen

Title:Vice President, Land

Signature Page to

Second Amendment of Purchase and Sale Agreement

BUYER

By:	RED BLUFF RESOURCES OPERATING, LLC

By: /s/ Brian Exline

Name:Brian Exline

Title:Vice President – Land & Business Development

Signature Page to

Second Amendment of Purchase and Sale Agreement